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                                                                   EXHIBIT 99.1


[AMERICAN HOMEPATIENT LOGO]                                        NEWS RELEASE
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Contacts:     Joseph F. Furlong             or             Marilyn O'Hara
              President and CEO                            Executive VP and CFO
              (615) 221-8884                               (615) 221-8884
                                                           PRIMARY CONTACT


FOR IMMEDIATE RELEASE


           WILLIAM C. O'NEIL, JR. APPOINTED TO BOARD OF DIRECTORS OF
                           AMERICAN HOMEPATIENT, INC.
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BRENTWOOD, Tenn. (June 3, 2004) - American HomePatient, Inc. (OTC: AHOM.OB)
today announced that William C. O'Neil, Jr. has been elected to the Company's Board of Directors.

From 1989 to 1999, Mr. O'Neil was the Chairman, President and Chief Executive Officer of ClinTrials Research, Inc., a publicly-traded pharmaceutical research services company. Mr. O'Neil previously was Chairman, President and Chief Executive Officer of International Clinical Laboratories, Inc., a publicly-traded national laboratory testing company.

Mr. O'Neil is also a Director of Advocat, Inc. (OTC:AVCA), American Healthways, Inc. (Nasdaq: AMHC), and Sigma-Aldrich Corporation ((Nasdaq: SIAL). Mr. O'Neil previously has served as a director of numerous other public companies.

American HomePatient, Inc. is one of the nation's largest home health care providers with 285 centers in 35 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.

Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These risks and uncertainties are detailed from time to time in the Company's filings with the Securities and Exchange Commission. Such factors may include the effect of healthcare regulation and reimbursement, government investigations, the ability to retain management, leverage and liquidity, and the effect of competition. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.